Exhibit 10.6

AMENDED AND RESTATED PROMISSORY NOTE

$14,000,000.00	Dallas, Texas	July 7, 2005

FOR VALUE RECEIVED, the undersigned, TIETEK LLC, a Delaware limited liability company (“Maker”), hereby promises to pay to the order of OPUS 5949 LLC, a Texas limited liability company formerly known as TIE Investors, LLC (“Payee”), the principal sum of Fourteen Million Dollars and No/100 ($14,000,000.00), or so much thereof from time to time outstanding, together with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as provided herein in lawful money of the United States of America or as otherwise provided herein, at the offices of Payee at 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225, or at such other place as from time to time may be designated by the holder of this Note.

As herein provided the unpaid Principal Amount (as defined below) of this Note (or portions thereof) from time to time outstanding shall bear interest until paid in accordance with the terms hereof at the lesser of the Applicable Rate and the Maximum Rate. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Applicable Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement. As used in this Note, the following terms shall have the meanings indicated opposite them:

“Applicable Rate.” The Applicable Rate shall be (i) until the Debenture Termination Date, 700 base points per annum; and (ii) at all other times, the Prime Rate of money center banks plus 700 base points, it being understood and agreed that the Applicable Rate shall increase or decrease, as the case may be, from time to time as of the effective date of change in the Prime Rate.

“Debentures.” The “Debentures” shall have the meaning ascribed to such term in the Loan Agreement.

“Debenture Termination Date.” The earliest of (i) such time as the Debentures have been paid in full, (ii) the occurrence of a Default or Event of Default, and (iii) the day one year from the date hereof.

“Deed of Trust.” Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as of February 5, 2004, made by the Borrower, to Heather Kreager, Trustee, for the benefit of the Lender, filed of record February 23, 2004, in the office of the County Clerk of Harrison County, State of Texas, in Book or Volume 2794, Page 220, as Document No. 400228, as the same may be amended from time to time.

“Default Rate.” The Default Rate shall be the Maximum Rate.

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“Loan.” The “Loan” shall have the meaning ascribed to such term in the Loan Agreement.

“Loan Agreement.” Construction Loan Agreement, dated as of February 5, 2004, between Payee and Maker, as the same may be amended from time to time, pursuant to which the Loan has been made.

“Loan Documents.” The “Loan Documents” shall have the meaning ascribed to such term in the Loan Agreement.

“Maturity Date.” The earlier of (i) February 4, 2015, and (ii) such date on which the Loan is declared due and payable in full as the result of an Event of Default.

“Maximum Rate.” The maximum interest rate permitted under applicable law, it being understood that, if applicable law provides for a ceiling under Sections 303.001 et seq. of the Texas Finance Code (as may be amended from time to time), such ceiling shall be the “weekly” ceiling.

“NATK.” North American Technologies Group, Inc., a Delaware corporation.

“NATK Shares.” Shares of the common stock of NATK, par value $.001 per share.

“NATK Share Value.” For any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the NATK Shares for such date (or the nearest preceding date) on the Trading Market on which the NATK Shares are then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if NATK Shares are not then listed or quoted on a Trading Market and if prices for NATK Shares are then quoted on the OTC Bulletin Board, the volume weighted average price of NATK Shares for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if NATK Shares are not then listed or quoted on the OTC Bulletin Board and if prices for NATK Shares are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of NATK Shares so reported; or (c) in all other cases, the fair market value of a share of NATK Shares as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Patent Security Agreement.” One or more agreements, dated as of February 5, 2004, as may be amended from time to time, and granting to Payee a first lien on all of Maker’s intellectual property, including, but not limited to, all trademarks, copyrights, licenses, and patents (issued and applied for) executed pursuant to and defined in the Loan Agreement.

“PIK Interest.” Interest payable-in-kind.

“PIK Note.” A promissory note evidencing Maker’s obligation to pay PIK Interest in the form and substance of the note attached hereto as Exhibit A.

“Prime Rate.” The average prime rate of interest on money of money center banks.

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“Principal Amount.” That principal portion of the Loan evidenced hereby as is from time to time outstanding.

“Security Agreement.” An agreement, dated as of February 5, 2004, as the same may be amended from time to time, and made by Maker and granting to Payee a first lien on the assets of Maker executed pursuant to and defined in the Loan Agreement.

“Trading Market” The following markets or exchanges on which NATK Shares are listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market or the OTC Bulletin Board.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty, and upon the payment of all accrued interest on the amount prepaid (and any interest that has accrued at the Default Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed.

The Principal Amount and interest thereon shall be payable in quarterly installments commencing on the first day of the first calendar quarter following the date hereof, and continuing regularly and quarterly on the first day of each calendar quarter thereafter until the Maturity Date, at which time a final payment in an amount equal to all outstanding principal and all accrued but unpaid interest shall be due and payable. Each such quarterly payment shall be in an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) of principal plus all accrued but unpaid interest as of the date of such payment.

At the option of Maker and subject to satisfaction of the conditions set forth below, Maker may pay any scheduled payment of accrued but unpaid interest due and payable from and after the date hereof, until the Debenture Termination Date, under this Note by either:

(A)	as PIK Interest by executing and delivering to Payee a PIK Note, payable to the order of Payee, duly executed and delivered by Maker and payable on terms and conditions satisfactory to Payee as set forth therein; provided, however, that (i) the Board of Managers or other governing body of the Maker has made a good faith determination that it is the best interest of the Maker to issue a PIK Note in lieu of paying in cash the quarterly payment then due under this Note; and (ii) Payee, in its sole discretion, agrees to accept such PIK Note; or

(B)	as PIK Interest by delivery of NATK Shares to Payee within 10 trading days of the applicable interest payment date in an amount determined by dividing the total interest then due and payable by Maker by the NATK Share Value (determined as of the twenty trading days immediately prior to interest payment date) rounded up to the nearest whole NATK Share; provided that: (a) the issuance and delivery of such NATK Shares to Payee may be made without registration under the Securities Act of 1933, as amended; (b) the issuance and delivery of such NATK Shares complies with all applicable state securities and blue sky laws; (c) when such NATK Shares are issued and delivered to Payee, such shares will be validly issued, fully paid and nonassessable; (d) when such

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NATK Shares are issued and delivered to Payee, such shares will be free of any liens, claims and encumbrances; (e) when such NATK Shares are issued and delivered to Payee, such shares will be free of any and all restrictions on transfer, except those restriction imposed by applicable securities laws; and (f) no Default or Event of Default as defined in the Loan Agreement shall then be continuing. In no event shall all or any portion of the Principal Amount of this Note be payable other than in lawful money of the United States of America.

Notwithstanding anything to the contrary contained herein, the quarterly principal payments due and payable from and after the date hereof, until the Debenture Termination Date, shall be due and payable, at Maker’s option, upon the Debenture Termination Date.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note, or any part thereof, and upon notice to Maker at any time after the occurrence of a Default or an Event of Default as defined in the Loan Agreement or any other default under any of the other Loan Documents from and after such notice and during the continuance of such Default, Event of Default, or other default under the Loan Documents that remains uncured beyond any applicable notice, cure or grace period, (i) the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate, (ii) the holder of this Note, or any part thereof, shall be entitled to accelerate the Principal Amount and any other portion of the Loan, and (iii) the holder of this Note, or any part thereof, shall be entitled to exercise any rights and remedies under the Loan Agreement, the Deed of Trust, the other Loan Documents, and any other legal or equitable remedies.

Maker and Payee agree that if at any time Maker, or any affiliate of Maker, contests the validity of the Loan Agreement or this Amended and Restated Promissory Note, such event shall constitute an Event of Default under the Loan Agreement and the Note.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. Maker shall make each payment that it owes hereunder not later than twelve o’clock, noon, Dallas, Texas, time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds or as otherwise provided herein. Any payment received by the Payee after such time will be deemed to have been made on the next following business day. As used herein, the term “business day” shall mean a day on which commercial banks are open for business with the public in Dallas, Texas.

This Note is secured by, among other things, the Deed of Trust, the Patent Security Agreement, and the Security Agreement.

Payee and Maker intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a

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rate in excess of the Maximum Rate; neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Payee or other holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the Loan is in fact usurious, it will give the Payee or other holder of this Note notice of such condition and Maker agrees that the Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Payee or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

Except as otherwise specifically provided in the Loan Documents, Maker and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

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THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER FOR THE GIVING OF NOTICES UNDER THE LOAN AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS AND FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

This Note amends, restates, modifies, and replaces, but does not extinguish the indebtedness evidenced by, that certain Promissory Note, dated as of February 4, 2004, in the original principal amount of $14,000,000, executed by Maker, payable to Payee (as successor in interest of TIE Investors, LLC), or order. All liens and pledges securing such indebtedness are hereby reaffirmed and continued.

Signed as of the 7th day of July, 2005.

Maker’s Federal Taxpayer ID No.:	TIETEK LLC, a Delaware limited liability
52-2440303	company

By:
Name:
Its:

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